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EXHIBIT 2.2

                                    AMENDMENT

                                       TO

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


         THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Amendment") is made and entered into as of July 25, 2000, by and among: DITECH COMMUNICATIONS CORPORATION, a Delaware corporation ("Parent"); OXYGEN ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and ATMOSPHERE NETWORKS, INC., a Delaware corporation (the "Company"). Certain other capitalized terms used in this Amendment are defined in Exhibit A to the Reorganization Agreement (as defined below).



                                    RECITALS

         A. The parties entered into an Agreement and Plan of Merger and Reorganization dated as of June 21, 2000 (the "Reorganization Agreement"), pursuant to which the parties have agreed to effect a merger of Merger Sub with and into the Company in accordance with the Reorganization Agreement and Delaware General Corporation Law.

         B. The parties wish to amend the Reorganization Agreement for the limited purposes described below.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of these premises and of the mutual agreements, representations, warranties and covenants herein contained, the parties do hereby agree as follows:


SECTION 1.  AMENDMENT OF REORGANIZATION AGREEMENT

         1.1 AMENDMENT OF SECTION 1.8(C). Section 1.8(c) of the
Reorganization Agreement is hereby amended and restated in its entirety to read as follows:

         For purposes of this Section 1.8, "Escrow Fraction" shall mean a fraction (A) whose numerator is the number of shares representing 10% of the sum of (i) the Fully Diluted Company Shares, (ii) the Series B Escrow Share Adjustment (as defined below), and (iii) the Series C Escrow Share Adjustment (as defined below), and (B) whose denominator is the sum of (1) the number of shares of the

                                      2.

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         Fully Diluted Company Shares that are actually issued and outstanding immediately prior to the Effective Time, (2) the Series B Escrow
         Share Adjustment, and (3) the Series C Escrow Share Adjustment. With respect to those Merger Stockholders whose shares of Company Common Stock are subject to repurchase by the Company (pursuant to a restricted stock purchase agreement or otherwise), and who exchange such shares for shares of Company Series A Preferred Stock in the Recapitalization Transaction, the number of Escrow Shares deposited on behalf of each such Merger Stockholder shall be prorated between such Merger Stockholder's shares subject to repurchase ("Unvested Shares") and such Merger Stockholder's shares not subject to repurchase ("Vested Shares") based on the respective number of Unvested Shares and Vested Shares held by such Merger Stockholders immediately prior to the Effective Time. The "Series B Escrow Share Adjustment" shall be the product obtained by multiplying (A) the number of shares of Company Series B Preferred Stock outstanding immediately prior to the Effective Time, by (B) a fraction having a numerator equal to the excess (if any) of $3.2937 over the Common Share Price, and a denominator equal to the Common Share Price. The "Series C Escrow Share Adjustment" shall be the product obtained by multiplying (A) the number of shares of Company Series C Preferred Stock outstanding immediately prior to the Effective Time, by (B) a fraction having a numerator equal to the excess of $6.53 over the Common Share Price, and a denominator equal to the Common Share
         Price.

         1.2 ADDITION OF SECTION 1.12. A new section 1.12 of the
Reorganization Agreement is hereby added to the Reorganization Agreement, which shall read in its entirety as follows:

         At the Effective Time, each Company Warrant that is then outstanding shall be assumed by Parent. Each Company Warrant so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such Company Warrant immediately prior to the Effective Time (including any terms of such Company Warrant permitting the "net exercise" thereof), except that (a) each Company Warrant assumed by Parent may be exercisable solely for shares of Parent Common Stock, (b) the number of shares of Parent Common Stock subject to each assumed Company Warrant shall be equal to the product of the number of shares of Company Preferred Stock that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time multiplied by the Applicable Fraction, rounded to the nearest whole number of shares of Parent Common Stock, (c) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Warrant will be equal to the quotient determined by dividing
         (1) the exercise price per share of Company Preferred Stock issuable upon the exercise of such Company Warrant immediately prior to the Effective Time, by (2) the Applicable Fraction, such quotient rounded up to the nearest whole cent, and (d) all restrictions on the exercise of each such assumed Company Warrant shall continue in full force and effect, and the term, exercisability and other provisions of such Company Warrant shall otherwise remain unchanged; PROVIDED, HOWEVER, that each such assumed Company Warrant shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock

                                      3.

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         dividend, recapitalization or other similar transaction effected by
         Parent after the Effective Time. The Company and Parent shall take all action that may be necessary to effectuate the provisions of this
         Section 1.12.

         1.3 FULLY DILUTED PRE-TERMINATION SHARES. The definition of "Fully Diluted Pre-Termination Shares" in Section 1.5(b)(iv) of the Reorganization Agreement is hereby amended and restated in its entirety to read as follows:

         The "Fully Diluted Pre-Termination Shares" shall be the sum of (A) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including any such shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase agreement or other agreement), (B) the aggregate number of shares of Company Common Stock issuable upon conversion of all shares of Company Preferred Stock outstanding immediately prior to the Effective Time, (C) the aggregate number of shares of Company Common Stock purchasable under or otherwise subject to all Company Options outstanding immediately prior to the Effective Time (including all shares of Company Common Stock that may ultimately be purchased under Company Options that are unvested or are otherwise not then exercisable), (D) an additional 33,580 shares of Company Common Stock (which the parties have agreed to in consideration of the outstanding Company Warrants as of the Effective Time, whether or not such Company Warrants are ultimately exercised), and (E) the aggregate number of shares of Company Common Stock issuable upon conversion of all other convertible securities of the Company outstanding immediately prior to the Effective Time.

         1.4 NO OTHER AMENDMENTS. Except as it has been specifically amended pursuant to Sections 1.1, 1.2 and 1.3, the Reorganization Agreement shall from and after the date hereof continue in full force and effect.

SECTION 2.  ADDITIONAL PROVISIONS

         2.1 ENTIRE AGREEMENT AND MODIFICATION. The Reorganization Agreement (including the exhibits thereto), together with this Amendment, constitutes the entire agreement among the parties with respect to the subject matter thereof and hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof and thereof. The Reorganization Agreement, as amended by this Amendment, may not be further amended except by a written agreement executed by all parties.

         2.2 COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         2.3 HEADINGS. The Section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.

                                      4.

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         2.4 SEVERABILITY. Any term or provision of this Amendment that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                                      5.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.



         PARENT:              DITECH COMMUNICATIONS CORPORATION


                              By:   /s/ WILLIAM J. TAMBLYN
                                  --------------------------------------------
                              Name: William J. Tamblyn
                              Title: Vice President and Chief Financial Officer


         MERGER SUB:          OXYGEN ACQUISITION CORPORATION


                              By:   /s/ WILLIAM J. TAMBLYN
                                  --------------------------------------------
                              Name: William J. Tamblyn
                              Title: Vice President and Chief Financial Officer


         COMPANY:             ATMOSPHERE NETWORKS, INC.


                              By:   /s/  ROBERT M. NEWMAN
                                  --------------------------------------------
                              Name:  Robert M. Newman
                              Title: Chief Executive Officer and President


                                      6.